QuickLinks -- Click here to rapidly navigate through this document

Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-163825) of Millicom International Cellular S.A. of our report dated March 4, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in Millicom International Cellular S.A.'s Annual Report on Form 20-F for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers S.à r.l.

Luxembourg — March 4, 2010

QuickLinks

  Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM